UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

April 23, 2024 (April 17, 2024)

Akili, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40558	92-3654772
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

71 Commercial Street, Mailbox 312,
Boston MA	02109
(Address of Principal Executive Offices)	(Zip Code)

(617) 313-8853

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AKLI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 23, 2024, Akili, Inc. (the “Company”) received a letter from the Listing Qualifications Staff (the “Nasdaq Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it has been granted an additional 180-day compliance period, or until October 21, 2024 (the “Extension Notice”), to regain compliance with Nasdaq’s minimum closing bid price rule required by the continued listing requirements of Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”). Nasdaq’s determination follows the Company’s recent request for such additional compliance period and is based, in part, on the Company’s written notice to the Nasdaq Staff of its intention to cure the deficiency during the additional compliance period and if necessary, by effecting a reverse stock split.

Previously, on October 24, 2023, the Company received a written notification from Nasdaq notifying the Company that the bid price of the Company’s common stock, par value $0.0001 per shares (“common stock”) had closed below $1.00 per share for 30 consecutive business days and that the Company therefore was not in compliance with the Bid Price Requirement.

The Extension Notice has no immediate effect on the listing of the Company’s common stock on the Nasdaq Capital Market, which will continue to be listed and traded on the Nasdaq Capital Market subject to the listing rules. To regain compliance, the closing bid price of the Company’s common stock must be at least $1.00 per share for a minimum of 10 consecutive business days before October 21, 2024. If the Company does not regain compliance during the additional compliance period, then Nasdaq will notify the Company of its determination to delist the Company’s common stock, at which point the Company would have an opportunity to appeal the delisting determination to a hearings panel. There can be no assurance that the Company will be successful in regaining compliance with the Nasdaq listing rules or in maintaining its listing of common stock on the Nasdaq Capital Market. The Company intends to actively monitor the closing bid price of its common stock and will evaluate available options to resolve the deficiency and regain compliance with the Bid Price Requirement.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 17, 2024, the Company held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”), at which a quorum was present. At the Annual Meeting, Company stockholders voted on the following three proposals:

(1) to elect two Class II directors to the Company’s Board of Directors (the “Board”), each to serve until the Company’s 2027 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier resignation, death or removal (“Proposal 1”);

(2) to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (“Proposal 2”); and

(3) to approve an amendment to the Company’s Certificate of Incorporation to give the Board discretionary authority to effect a reverse stock split (“Proposal 3”).

Proposal 4 as described in the Company’s definitive proxy statement (relating to the adjournment of the Annual Meeting, if necessary, to solicit additional proxies to establish a quorum or approve Proposal 3) was rendered moot and was not presented at the Annual Meeting.

The final results of the voting on each proposal are set forth below.

Proposal 1 – Election of Class II Directors to the Board

The Company’s stockholders elected the two persons listed below as directors, each to serve until the Company’s 2027 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier resignation, death or removal. The votes were cast as follows:

Nominee	For	Withhold	Broker Non-Votes
William “BJ” Jones, Jr.	56,884,764	489,310	8,073,119
Christine Lemke	56,962,983	411,091	8,073,119

Proposal 2 – Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2024

The Company’s stockholders approved Proposal 2. The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
65,287,853	127,909	31,431	0

Proposal 3 – Approval of an Amendment to the Company’s Certificate of Incorporation to Give the Board Discretionary Authority to Effect a Reverse Stock Split

The Company’s stockholders approved Proposal 3. The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
64,553,169	675,020	219,004	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akili, Inc.

By:	/s/ Matthew Franklin
Name:	Matthew Franklin
Title:	President and Chief Executive Officer

Date: April 23, 2024